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                                                                      Exhibit 19

PRESS RELEASE

                                                               INVESTOR CONTACT:
                                                         FREDERICK C. FLYNN, JR.
                                                                    203/238-8847
                                                                 FFLYNN@CUNO.COM

DECEMBER 15, 2003

FOR IMMEDIATE RELEASE

CUNO REPORTS RECORD FOURTH QUARTER AND FISCAL 2003 RESULTS

            - Record fourth quarter Sales of $77.5 million (up 15%) and record fiscal 2003 Sales of $288.2 million (up 12%)

            - Record fourth quarter diluted Earnings Per Share (EPS) of $0.44 (up 16%) and record fiscal 2003 diluted EPS of $1.58 (up 16%)

            - Record fourth quarter and fiscal 2003 Operating Margin of 14.3% and 14.0%, respectively

            -     Record fourth quarter Orders of $75.9 million (up 11%)

      Meriden, CT: CUNO Incorporated (Nasdaq:CUNO) today reported record results for the fourth quarter ended October 31, 2003 including sales of $77.5 million, up 15% from $67.5 million (up 9% in local currency) in the
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same period in 2002. Net income for the fourth quarter increased by 19% to $7.6 million from $6.4 million reported in 2002. Diluted EPS for the period were a record $0.44, up 16% compared to $0.38 in the prior year quarter.

      Commenting on the Company's fourth quarter results, Mark G. Kachur, Chairman and Chief Executive Officer, said "Our strong business mix and international scope enabled us to achieve record financial results in the fourth quarter despite sluggish conditions in certain Fluid Processing market segments in the U.S. Our overall Sales increased 15% (up 9% in local currency), led by strong growth in our Healthcare and Potable Water businesses. Particularly strong growth was achieved in Europe and the Asia/Pacific region. In addition, our New Products continued to be well received, generating $11.5 million or approximately 15% of total sales and contributing to our strong performance in the quarter."

      For the full year, sales were a record $288.2 million, up 12% (up 7% in local currency), and net income increased by 17% to $26.8 million from $23.0 million in the prior year. Diluted EPS were a record $1.58, up 16% from $1.36 in 2002.

Commenting on the fiscal 2004 outlook for CUNO, Mr. Kachur added, "Our business model should enable us to continue to achieve superior financial results. Orders were a record $75.9 million in the fourth quarter and our backlog remains strong. As a result, we are optimistic about our prospects in fiscal 2004 and expect to achieve diluted EPS in the range of $1.72 -$1.80.

A CONFERENCE CALL WILL BE HELD TUESDAY, DECEMBER 16 AT 10:00 A.M. (EST) TO REVIEW THE COMPANY'S FOURTH QUARTER FINANCIAL RESULTS AND BUSINESS OUTLOOK. THE CALL-IN NUMBER IS 1-888-273-9885 for interested analysts and investors. Alternatively, visit us at www.cuno.com for additional information about the Company.
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      CUNO is a world leader in the design, manufacture and marketing of a comprehensive line of filtration products for the separation, clarification and purification of liquids and gases. CUNO's products, which include proprietary depth filters and semi-permeable membrane filters, are used in the potable water, healthcare and fluid processing markets.

CUNO wants to provide shareowners and prospective investors with more meaningful and useful information and, therefore, this press release includes various comments regarding business conditions and the outlook for CUNO, which reflect currently available information. These forward-looking statements are subject to risks and uncertainties which could cause performance or actual results to differ materially from those expressed herein. Such risks and uncertainties include, among other things: those items described in our reports filed with the SEC as well as volumes of shipments of CUNO's products; changes in product mix and product pricing; relationships with customers and suppliers; costs of raw materials; the rate of economic and industry growth in the U.S. and the other countries in which CUNO conducts business; economic and political conditions in the foreign countries in which CUNO conducts a substantial part of its operations and other risks associated with international operations including exchange rate fluctuations; CUNO's ability to protect its technology, proprietary products and manufacturing techniques; changes in technology; changes in legislative, regulatory or industrial requirements and risks generally associated with new product introductions and applications; and domestic and international competition in CUNO's global markets. CUNO assumes no obligation to update the information contained in this press release.
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CUNO INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except share and per-share amounts)

                                                    THREE MONTHS ENDED                 TWELVE MONTHS ENDED
                                                       OCTOBER 31,                         OCTOBER 31,
                                                  2003              2002              2003              2002
                                              ------------      ------------      ------------      ------------
Net sales                                     $     77,524      $     67,516      $    288,231      $    258,201
Less costs and expenses:
    Cost of products sold                           41,423            37,138           157,221           142,450
    Selling, general and administrative             20,955            16,980            75,808            66,204
    Research, development and engineering            4,080             3,812            14,977            14,662
                                              ------------      ------------      ------------      ------------
                                                    66,458            57,930           248,006           223,316
                                              ------------      ------------      ------------      ------------

Operating income                                    11,066             9,586            40,225            34,885

Nonoperating income (expense):
    Interest expense                                  (100)              (82)             (540)             (417)
    Interest and other income, net                     101                73               462               302
                                              ------------      ------------      ------------      ------------
                                                         1                (9)              (78)             (115)
                                              ------------      ------------      ------------      ------------

Income before income taxes                          11,067             9,577            40,147            34,770

Income taxes                                         3,430             3,183            13,351            11,814

                                              ------------      ------------      ------------      ------------
Net income                                    $      7,637      $      6,394      $     26,796      $     22,956
                                              ============      ============      ============      ============

Basic earnings per common share               $       0.46      $       0.39      $       1.61      $       1.39

Diluted earnings per common share             $       0.44      $       0.38      $       1.58      $       1.36

Basic shares outstanding                        16,780,762        16,554,246        16,661,101        16,477,637

Diluted shares outstanding                      17,181,961        16,915,699        16,987,792        16,884,585

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CUNO INCORPORATED
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in thousands)

                                                                 OCTOBER 31,    OCTOBER 31,
                                                                    2003           2002
                                                                 -----------    -----------
ASSETS
Current assets
    Cash and cash equivalents                                     $  57,603      $  40,872
    Accounts receivable, net                                         59,658         50,862
    Inventories, net                                                 31,058         26,173
    Deferred income taxes                                             9,020          7,998
    Prepaid expenses and other current assets                         4,306          4,233
                                                                  ---------      ---------
        Total current assets                                        161,645        130,138

Noncurrent assets
    Deferred income taxes                                             1,340          1,482
    Goodwill, net                                                    28,489         26,995
    Prepaid pension costs                                             7,923             --
    Other noncurrent assets                                           3,551          3,505
    Property, plant and equipment, net                               85,060         74,759
                                                                  ---------      ---------
        Total assets                                              $ 288,008      $ 236,879
                                                                  =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Current portion of long-term debt                             $     849      $     714
    Short-term bank loans                                            14,098         16,374
    Accounts payable                                                 18,556         16,256
    Accrued payroll and related taxes                                15,665         13,633
    Other accrued expenses                                           12,234         10,093
    Accrued income taxes                                              2,558            497
                                                                  ---------      ---------
        Total current liabilities                                    63,960         57,567

Noncurrent liabilities
    Long-term debt, less current portion                                401          2,030
    Deferred income taxes                                             9,862          5,924
    Accrued pension liability                                         5,457          8,945
                                                                  ---------      ---------
        Total noncurrent liabilities                                 15,720         16,899

STOCKHOLDERS' EQUITY
    Preferred Stock                                                      --             --
    Common Stock                                                         17             17
    Treasury Stock, at cost                                             (57)           (57)
    Additional paid-in-capital                                       53,787         46,375
    Unearned compensation                                              (784)          (551)
    Accumulated other comprehensive income (loss) --
          Foreign currency translation adjustments                    3,282         (5,533)
          Fair value of derivative financial instruments, net            13             (8)
          Minimum pension liability, net                             (2,049)        (5,153)
                                                                  ---------      ---------
                                                                      1,246        (10,694)
    Retained earnings                                               154,119        127,323
                                                                  ---------      ---------
        Total stockholders' equity                                  208,328        162,413
                                                                  ---------      ---------
        Total liabilities and stockholders' equity                $ 288,008      $ 236,879
                                                                  =========      =========